EXHIBIT 99



CARCO Auto Loan Master Trust Floating Rate Auto Loan Asset Backed Certificates, Series 2000-C Structural and Collateral Materials



     The information contained in the attached materials is referred to as the "Information".

     The attached Term Sheet has been prepared by Chrysler Financial Company L.L.C. ("CFC"). Neither Credit Suisse First Boston Corporation ("CSFB") nor any of its affiliates makes any representation as to the accuracy or completeness of the Information herein. The Information contained herein is preliminary and will be superseded by the applicable prospectus supplement and by any other information subsequently filed with the Securities and Exchange Commission.

     The Information contained herein will be superseded by the description of the collateral pool contained in the prospectus supplement relating to the securities.

     The Information addresses only certain aspects of the applicable security's characteristics and thus does not provide a complete assessment. As such, the Information may not reflect the impact of all structural characteristics of the security. The assumptions underlying the Information, including structure and collateral, may be modified from time to time to reflect changed circumstances.

     Although a registration statement (including the prospectus) relating to the securities discussed in this communication has been filed with the Securities and Exchange Commission and is effective, the final prospectus supplement relating to the securities discussed in this communication has not been filed with the Securities and Exchange Commission. This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any offer or sale of the securities discussed in this communication in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. Prospective purchasers are referred to the final prospectus and prospectus supplement relating to the securities discussed in this communication for definitive Information on any matter discussed in this communication. Any investment decision should be based only on the data in the prospectus and the prospectus supplement ("Offering Documents") and the then current version of the Information. Offering Documents contain data that is current as of their publication dates and after publication may no longer be complete or current. A final prospectus and prospectus supplement may be obtained by contacting the CSFB Trading Desk at 212-325-2747.


                                DAIMLERCHRYSLER

                         CARCO Auto Loan Master Trust

               DAIMLERCHRYSLER WHOLESALE RECEIVABLES LLC,
                                    Seller

                  CHRYSLER FINANCIAL COMPANY L.L.C., Servicer

                              Subject to Revision
                      Term Sheet dated December 6, 2000.

Issuer............................CARCO Auto Loan Master Trust (the "trust").

Seller............................DaimlerChrysler Wholesale Receivables LLC
                                  ("DCWR" or the "seller").

Servicer..........................Chrysler Financial Company L.L.C. ("CFC" or
                                  the "servicer"), a wholly owned subsidiary of DaimlerChrysler Corporation
                                  ("DaimlerChrysler").

Trustee...........................The Bank of New York (the "trustee").

Title of Securities...............$500,000,000 Floating Rate Auto Loan Asset
                                  Backed Certificates, Series 2000-C (the
                                  "Series 2000-C certificates").

The Series 2000-C Invested
   Amount.........................The total principal amount of the Series
                                  2000-C certificates invested in receivables on the date they are issued is expected to be $500,000,000. This invested amount may increase or decrease depending on principal collections deposited into or released from the excess funding account, principal distributed to or accumulated for Series 2000-C certificateholders and losses on the receivables and the reimbursement of those losses.

Series Issuance Date..............December 11, 2000.

Series Cut-Off Date...............December 8, 2000.

Interest Payment Dates............Interest will be payable on the 15th of each month, unless the 15th is not a business day, in which case the payment will be made on the following business day. The first payment will be on January 15, 2001.

Per Annum Interest Rate...........0.07% above one-month LIBOR or, if lower, the assets receivables rate, which rate is based primarily on the interest rates on the receivables. Interest will be calculated on the basis of the actual number of days in the applicable interest period divided by 360.

Interest Periods..................Each period from and including a distribution date to but excluding the
                                  following distribution date, except that the first interest period will be 35 days.

Principal Payments................We expect to pay the principal of the Series
                                  2000-C certificates in full on November 17, 2003. However, under some circumstances we may pay principal earlier or later or in reduced amounts.

Series 2000-C Termination Date....We will be obligated to pay the outstanding principal amount of the Series 2000-C
                                  certificates, to the extent not previously paid, by November 15, 2005.

Excess Funding Account............The excess funded amount is the amount, if any, of the Series 2000-C certificates not invested in receivables and, except as described below, will be maintained in an excess funding account established with the trustee.

                                  Upon the earlier of (a) the commencement of any early amortization period and (b) the May 2003 distribution date, some or all of the funds on deposit in the excess funding account will be distributed to the Series 2000-C certificateholders or deposited in the principal funding account.

Revolving Period..................During the revolving period, we will not pay principal on the Series 2000-C certificates or accumulate principal for that purpose. Instead, we will use the Series 2000-C share of principal collections to make principal distributions to other series or pay them to the seller. The revolving period will begin at the close of business on the Series Cut-Off Date and end when the accumulation period begins. The revolving period will also end if an early amortization period that is not terminated begins.

Series 2000-C Accumulation
  Period..........................We will accumulate principal for the Series
                                  2000-C certificates during an accumulation period between one and five months long unless an early amortization period that is not terminated begins before the start of the accumulation period. The latest date on which the accumulation period will commence is October 1, 2000. During the accumulation period we will accumulate the Series 2000-C share of principal collections for payment on November 17, 2003.

Early Amortization Period.........If an early amortization event occurs and is not cured, you will begin to receive
                                  payments of principal. We refer to this
                                  period after the occurrence of an early
                                  amortization event as the early amortization period. Early amortization events are events that might adversely affect the trust's ability to make payments on the Series 2000-C certificates as originally expected.

Early Amortization Events.........The early amortization events with respect to the Series 2000-C certificates will
                                  include each of the following events:

                                  1. failure on the part of DCWR, the servicer or CFC, as applicable,

                                  o to make any payment required by the
                                    Pooling and Servicing Agreement or the
                                    Receivables Purchase Agreement, or

                                  o to deliver a Distribution Date Statement
                                    required by the Pooling and Servicing
                                    Agreement, or

                                  o to comply with its covenant not to create
                                    any lien on a receivable or

                                  o to observe or perform in any material
                                    respect any other covenant or agreement set forth in the Pooling and Servicing Agreement or the Receivables Purchase Agreement beyond any applicable grace period;

                                  2.  any representation or warranty made
                                  by CFC, as seller of the receivables to
                                  DCWR, in the Receivables Purchase Agreement or by DCWR in the Pooling and Servicing Agreement or any information required to be given by DCWR to the trustee to identify the accounts proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 60 days after written notice and as a result the interests of the certificateholders are materially and adversely affected. An early amortization event, however, shall not be deemed to occur if DCWR has repurchased the related receivables or all of the receivables, if applicable, during that period in accordance with the provisions of the Pooling and Servicing Agreement;

                                  3. the occurrence of events of bankruptcy, insolvency or receivership relating to CFC, DaimlerChrysler, the trust or the seller;

                                  4. a failure by DCWR to convey receivables in additional accounts to the trust when required;

                                  5. on any determination date, the
                                  available subordinated amount for the next distribution date will be reduced to an amount less than the required subordinated amount on that determination date after giving effect to the distributions to be made on the next distribution date;

                                  6. any service default with respect to the Series 2000-C certificates occurs;

                                  7. on any distribution date, as of the last day of the preceding collection period, the aggregate amount of principal receivables relating to used vehicles exceeds 20% of the pool balance on that last day;

                                  8. on any determination date, the average of the monthly payment rates for the three preceding collection periods is less than 20%;

                                  9. any carry-over amount is outstanding on six consecutive distribution dates;

                                  10. the outstanding principal amount of the Series 2000-C certificates is not repaid by the Series 2000-C expected payment date.

Subordination of the Seller's
   Interest.......................The interest collections, investment proceeds, amounts in the reserve fund,
                                  amounts on deposit in the yield supplement account and other amounts allocable to the Series 2000-C certificateholders for any collection period may not be sufficient to cover the interest payable with respect to the Series 2000-C certificates on the next distribution date, plus any overdue interest and interest thereon, the monthly servicing fee for that distribution date, any investor default amount for that distribution date and other amounts. In that case, the available subordinated amount will be applied to make up that deficiency.

                                  The available subordinated amount for a
                                  determination date is equal to

                                  (a) the lesser of

                                     (i) the available subordinated amount for
                                         the preceding determination date,
                                         minus, with some limitations, the
                                         draw amount for that preceding
                                         determination date, minus funds from
                                         the reserve fund applied to cover any
                                         portion of the investor default
                                         amount, plus the excess, if any, of
                                         the required subordinated amount for
                                         that determination date over the
                                         required subordinated amount for the
                                         immediately preceding determination
                                         date due to an increase in the
                                         subordination factor, plus the amount
                                         of excess servicing available to be
                                         paid to the seller and

                                     (ii) the product of the fractional
                                          equivalent of the subordinated
                                          percentage and the invested amount
                                          minus

                                  (b) in the case of clause (a)(i), the
                                      incremental subordinated amount for that preceding determination date, plus

                                  (c) the incremental subordinated amount for
                                      the current determination date, plus

                                  (d) the subordinated percentage of funds to
                                      be withdrawn from the excess funding
                                      account on the succeeding distribution
                                      date and paid to the seller or allocated to one or more series.

                                  However, (x) from and after the commencement of the Series 2000-C accumulation period until the Series 2000-C certificates are paid in full and (y) from and after any early amortization period that is not terminated begins until the payment in full of the Series 2000-C certificates, the available subordinated amount shall be calculated based on the invested amount as of the close of business on the day preceding that Series 2000-C accumulation period or early amortization period, as applicable. The available subordinated amount for the first determination date is equal to the required subordinated amount. The required subordinated amount shall mean, as of any date of determination, the sum of
                                  (a) the product of the initial subordinated percentage, as adjusted from time to time other than as a result of an increase at the option of the seller, and the invested amount and (b) the incremental subordinated amount.

                                  The incremental subordinated amount on any determination date will equal the result obtained by multiplying

                                  (a) a fraction, the numerator of which is
                                      the sum of the invested amount on the
                                      last day of the immediately preceding
                                      collection period and the available
                                      subordinated amount for that
                                      determination date, calculated without
                                      adding the incremental subordinated
                                      amount for such determination date as
                                      described in clause (c) above, and the
                                      denominator of which is the pool balance on that last day times

                                  (b) the excess, if any, of (x) the sum of
                                      the overconcentration amount, the
                                      installment balance amount and the
                                      aggregate amount of ineligible
                                      receivables on such determination date
                                      over (y) the aggregate amount of
                                      ineligible receivables, receivables in
                                      accounts containing dealer
                                      overconcentrations and receivables in
                                      installment balances, in each case that
                                      became defaulted receivables during the
                                      preceding collection period and are not
                                      subject to reassignment from the trust,
                                      unless insolvency events relating to the seller or CFC have occurred.

                                  The subordinated percentage will initially equal the percentage equivalent of a fraction, the numerator of which is the subordination factor and the denominator of which will be the excess of 100% over the subordination factor. The subordination factor will initially be 10%, but will be subject to increase to 11% in the event that the rating of CFC's long-term unsecured debt is lowered below BBB- by Standard & Poor's or withdrawn by Standard & Poor's, unless the seller receives written confirmation from Standard & Poor's that the failure to so increase the subordination factor would not result in that rating agency lowering or withdrawing its rating of the Series 2000-C certificates. The seller may, in its sole discretion, increase at any time the available subordinated amount for so long as the cumulative amount of those discretionary increases does not exceed the lesser of (i) $5,555,555.50 or (ii) 1.11% of the invested amount. The seller is not under any
                                  obligation to increase the available
                                  subordinated amount at any time, except as described in this term sheet. If the available subordinated amount were reduced to less than the required subordinated amount, an early amortization event would occur. The seller could elect to increase the available subordinated amount at the time that early amortization event would otherwise occur, thus preventing or delaying the occurrence of the early amortization event.

Yield Supplement Account..........On the Series 2000-C issuance date, the seller will deposit $2,000,000 in the yield supplement account for the Series 2000-C certificates. The yield supplement account required amount for any distribution date will equal 0.40% of the outstanding principal balance of the Series 2000-C certificates for that distribution date, after giving effect to any change in the outstanding principal balance on that distribution date. Amounts on deposit in the yield supplement account will be available to pay carry-over amounts. A carry-over amount is the excess, if any, of interest on the Series 2000-C certificates at the applicable LIBOR rate over interest on the Series 2000-C certificates at the assets receivables rate.

Reserve Fund......................On the Series 2000-C issuance date, the
                                  Seller will deposit $1,750,000 into the
                                  reserve fund for the Series 2000-C
                                  certificates. The reserve fund required
                                  amount for any distribution date will equal
                                  0.35% of the outstanding principal balance of the Series 2000-C certificates for that distribution date, after giving effect to any change in the outstanding principal balance on that distribution date. Amounts on deposit in the reserve fund will be available to pay monthly interest, the monthly servicing fee and investor default amounts and, on the final payment date, carry-over amounts.

Other Series Issuances............As of the date of this term sheet, ten other series issued by the trust are outstanding.

Allocations.......................Interest collections, principal collections and defaulted receivables allocated to
                                  Series 2000-C will be further allocated
                                  between the Series 2000-C
                                  certificateholders' interest and the
                                  seller's interest as described below.

                                  Interest collections and defaulted
                                  receivables allocated to Series 2000-C will be allocated at all times to the Series 2000-C certificateholders' interest based on the floating allocation percentage applicable during the related collection period. The floating allocation percentage for any collection period is the percentage obtained by dividing the invested amount on the last day of the immediately preceding collection period by the product of (x) the pool balance on the last day of the immediately preceding collection period and
                                  (y) the series allocation percentage for that collection period. Principal collections allocated to Series 2000-C will be allocated to the Series 2000-C certificateholders' interest based on the floating allocation percentage during any period (a "nonprincipal period") that is not the Series 2000-C accumulation period or an early amortization period and based on the principal allocation percentage during the Series 2000-C accumulation period and any early amortization period. The principal allocation percentage for any collection period means the percentage equivalent ,which shall never exceed 100%, of a fraction, the numerator of which is the invested amount as of the last day of the Series 2000-C revolving period, if that last day has occurred or, if that last day has not occurred, as of the last day of the immediately preceding collection period or, after the Series 2000-C certificates have been paid in full, zero and the denominator of which is the product of (x) the pool balance as of that last day and (y) the series allocation percentage for the collection period in respect of which the principal allocation percentage is being calculated.

Excess Principal Collections......Principal collections allocable to other series, to the extent not needed to make payments in respect of the other series, will be applied to make principal payments in respect of the Series 2000-C certificates and of other series of certificates entitled to principal payments.

Registration of Series 2000-C
    Certificates .................The Series 2000-C certificates will initially be represented by one or more
                                  certificates registered in the name of Cede
                                  & Co., as the nominee of The Depository
                                  Trust Company ("DTC"). No person acquiring an interest in the Series 2000-C certificates will be entitled to receive a definitive certificate representing that person's interest except under some circumstances. Series 2000-C certificateholders may only hold their Series 2000-C certificates through DTC. Series 2000-C certificates may not be held through Clearstream, Luxembourg or the Euroclear System.

Servicing Fee Rate ...............1/12 of 1.0% per month (on a 30/360 day basis) or, if the servicer waives the
                                  monthly servicing fee, 0.0% for the
                                  distribution date in respect of which the servicer has waived the monthly servicing fee.

Optional Repurchase ..............The Series 2000-C certificateholder's interest in the trust is subject to optional repurchase by the servicer on any distribution date after the invested amount for the Series 2000-C certificates is reduced to $50,000,000 or less.

ERISA Considerations .............Series 2000-C certificates may be eligible for purchase by employee benefit plans.

Certificate Ratings ..............The trust will issue the Series 2000-C certificates only if they are rated at the time of issuance in the highest long-term rating category by at least one nationally recognized rating agency. A security rating is not a recommendation to buy, sell or hold securities and is subject to revision or withdrawal in the future by the assigning rating agency.


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                    THE DEALER FLOORPLAN FINANCING BUSINESS
-------------------------------------------------------------------------------

     The receivables sold to the trust were or will be selected from extensions of credit and advances made by DaimlerChrysler and CFC to approximately 3,190 domestic motor vehicle dealers.

     o CFC financed 57.6% of the total number of all DaimlerChrysler franchised dealers as of September 30, 2000.

     o CFC has extended credit lines to 1,173 DaimlerChrysler-franchised dealers that also operate non-DaimlerChrysler franchises, representing approximately 43% of the aggregate credit lines of dealers in the U.S. Wholesale Portfolio as of September 30, 2000, and 458 non-DaimlerChrysler dealers, representing approximately 19% of such aggregate credit lines.

     o As of September 30, 2000, the balance of principal receivables in the accounts of the U.S. Wholesale Portfolio was approximately $10.8 billion.

     o CFC currently services the U.S. Wholesale Portfolio through its Southfield Support office and through a network of 25 zone offices located throughout the United States.

     o As of September 30, 2000, the average credit lines per dealer in the U.S. Wholesale Portfolio for new and used vehicles, which includes Auction Vehicles, were $3.76 million and $0.49 million, respectively, and the average balance of principal receivables per dealer was $3.39 million.

     o As of September 30, 2000, the aggregate total receivables balance as a percentage of the aggregate total credit line was approximately 79.8%.

     The following table sets forth the percentages of dealer account balances by year of credit line origination for the U.S. Wholesale Portfolio.

                         Portfolio Percentages by Year
                          of Credit Line Origination
                           As of September 30, 2000


2000   1999   1998   1997   1996   1995   1994   Prior to 1994

6.00%  8.58%  7.05%  6.13%  3.49%  5.61%  3.31%     59.83%


         As of September 30, 2000, the weighted average spread over the prime rate charged to dealers in the U.S. Wholesale Portfolio was approximately 0.76%.

         Used vehicles, which excludes Auction Vehicles, represented approximately 3.08% of the aggregate principal amount of receivables in the U.S. Wholesale Portfolio as of September 30, 2000. As of September 30, 2000, Used Vehicles represented approximately 3.18% of the aggregate principal amount of receivables in the trust, including Excluded Receivables.

         The following table provides the percentage of dealers in the U.S. Wholesale Portfolio that were subject to finance hold.



                            Finance Hold Experience

                           As of
                        September 30,                   As of December 31,

                           2000        1999   1998   1997   1996   1995   1994   1993   1992   1991

Percentage of Dealers      0.4%        0.4%   0.9%   2.1%   1.1%   1.8%   1.6%   3.2%   6.8%   9.4%


     The following table provides the number and percentage of dealers in Dealer Trouble Status in the U.S. Wholesale Portfolio as of the dates indicated.



                                             Dealer Trouble Experience

                                As of
                            September 30,                               As of December 31,

                                 2000           1999    1998   1997    1996    1995    1994   1993    1992    1991
Number of Dealers                 19             27      21     24      20      6       12     21      56     100
Percentage of Dealers            0.6%           0.9%    0.7%    0.7%   0.6%    0.2%    0.3%   0.6%    1.8%    3.1%



-------------------------------------------------------------------------------
                                 THE ACCOUNTS
-------------------------------------------------------------------------------


     As of September 30, 2000, with respect to the Accounts in the trust:

     o there were approximately 2,960 Accounts and the principal receivables balance was approximately $10.0 billion;

     o the average credit lines per dealer for new and used vehicles, which include Auction Vehicles, were approximately $3.73 million and $0.51 million, respectively, and the average balance of principal receivables per dealer was approximately $3.39 million; and

     o the aggregate total receivables balance as a percentage of the aggregate total credit line was approximately 79.9%.

Unless otherwise indicated, the statistics included in this paragraph, in the table below and under " - Geographic Distribution" with respect to the Accounts and the receivables in the trust give effect to approximately $8.6 million of principal receivables balances with respect to certain dealers (the "Excluded Receivables" and the "Excluded Dealers", respectively) that are in voluntary or involuntary bankruptcy proceedings or voluntary or involuntary liquidation or that, subject to limitations, are being voluntarily removed by the seller from the trust. A portion of those principal receivables was created after those dealers entered into that status or were designated by the seller, or the servicer on its behalf, for removal from the trust and, as a result, are owned by CFC. Principal receivables balances created prior to those dealers entering into that status or being designated for removal from the trust are included in the principal receivables balance.

     The following table sets forth the percentages of dealer account balances by year of credit line origination for the accounts in the trust.

                         Portfolio Percentages by Year
                          of Credit Line Origination
                           As of September 30, 2000


                                                             Prior to
2000     1999     1998     1997     1996     1995     1994     1994

2.66%    9.04%    7.04%    6.04%    3.62%    4.55%    3.51%    63.54%

     As of September 30, 2000, the weighted average spread over the prime rate charged to dealers was approximately 0.76%.

Loss Experience

     The following tables set forth the average principal receivables balance and loss experience for each of the periods shown on the U.S. Wholesale Portfolio. Because the eligible Accounts in the trust (the "Eligible Accounts") will be only a portion of the entire U.S. Wholesale Portfolio, actual loss experience with respect to the Eligible Accounts may be different. We cannot assure you that the loss experience for the receivables in the future will be similar to the historical experience set forth below with respect to the U.S. Wholesale Portfolio. Also, the historical experience set forth below reflects financial assistance provided by DaimlerChrysler or Chrysler to DaimlerChrysler-franchised dealers. If DaimlerChrysler is not able to or elects not to provide that assistance, the loss experience in respect of the U.S. Wholesale Portfolio may be adversely affected.



                                      Loss Experience for the U.S. Wholesale Portfolio

                            Nine Months Ended
                              September 30,                               Year Ended December 31,


                              2000     1999        1999       1998      1997      1996       1995      1994      1993
                                                                           (Dollars in millions)
Average Principal
  Receivables
  Balance(l)                $11,552  $10,417    $10,430     $9,236    $8,877   $8,825       $8,256    $6,754    $6,271

Net Losses/(Net
  Recoveries)(2)            $     0  $   (0)    $   (0)     $   11    $    4   $  (0)       $  (1)    $  (1)    $   12

Net Losses/(Net
  Recoveries) as a
  Percent of
  Liquidations(3)             0.001%    0.000%    (0.001)%     0.020%    0.007%  (0.000)%   (0.002)%  (0.003)%    0.035%

Net Losses/(Net
  Recoveries) as a
  Percent of Average
  Principal Receivables
  Balance(3)                   0.00%   (0.00)%     (0.00)%      0.12%     0.04%   (0.00)%    (0.01)%   (0.01)%     0.19%





                                     Loss Experience for the U.S. Wholesale Portfolio (Continued)

                                                        Year Ended December 31,



                                  1992         1991        1990         1989        1988         1987
                                                         (Dollars in millions)
Average Principal Receivables
   Balance(l)                  $    5,344   $   4,826   $    4,726   $   4,933   $    4,129   $   3,787

Net Losses/(Net
   Recoveries)(2)              $       26   $      36   $       23   $      13   $        3   $       2

Net Losses/(Net
   Recoveries) as a Percent
   of Liquidations(3)               0.098%      0.163%       0.117%      0.060%       0.015%      0.015%

Net Losses/(Net Recoveries)
   as a Percent of Average
   Principal Receivables
   Balance(3)                        0.49%       0.75%        0.49%       0.26%        0.07%       0.06%


(1) Average Principal Receivables Balance is the average of the month-end principal balances for the thirteen months ending on the last day of the period, except for the nine months ended September 30, 2000 and 1999 which are based on a ten-month average.

(2) Net losses in any period are gross losses less recoveries for such period.

(3) Percentages for the nine months ended September 30, 2000 and 1999 are expressed on an annualized basis and are not necessarily indicative for the entire year.



Aging Experience

     The following table provides the age distribution of vehicle inventory for all dealers in the U.S. Wholesale Portfolio, as a percentage of total principal outstanding at the date indicated. Because the Eligible Accounts will only be a portion of the entire U.S. Wholesale Portfolio, actual age distribution with respect to the Eligible Accounts may be different.



                           Age Distribution for the U.S. Wholesale Portfolio

                        As of
                    September 30,                                  As of December 31,

Days                    2000           1999      1998      1997      1996      1995      1994      1993      1992
1-120                  76.9%           81.7%     81.7%     80.1%     80.4%     82.2%     82.5%     82.4%     77.2%
121-180                10.6            12.1      11.0      10.8      10.0       9.3      10.1       9.6      13.8
181-270                 8.3             3.6       4.1       4.2       5.0       3.8       4.0       4.6       4.8
over 270                4.2             2.6       3.2       4.9       4.6       4.7       3.4       3.4       4.2




Geographic Distribution

     The following table provides the geographic distribution of the vehicle inventory for all dealers in the trust on the basis of receivables outstanding and the number of dealers generating the portfolio. The percentages may not add to 100.00% because of rounding.



               Geographic Distribution of Accounts in the Trust
                           As of September 30, 2000



                                                       Percentage of                                Percentage of
                               Receivables              Receivables        Total Number of            Number of
                             Outstanding (2)           Outstanding (2)        Dealers (3)            Dealers (3)

Texas                          $ 915,338,120.68             9.12%                   185                  6.25%
California                       851,285,039.95             8.48                    190                  6.42
New York                         631,670,381.29             6.29                    181                  6.11
Florida                          544,302,535.44             5.42                    120                  4.05
New Jersey                       534,949,765.43             5.33                    134                  4.53
Illinois                         529,777,942.65             5.28                    156                  5.27
Other (l)                      6,030,139,490.89            60.08                  1,995                 67.38
Total                        $10,037,463,276.33           100.00%                 2,961                100.00%

(1) No other state includes more than 5% of the outstanding receivables.

(2) Includes Excluded Receivables.

(3) Includes Excluded Dealers.




                 MATURITY AND PRINCIPAL PAYMENT CONSIDERATIONS


     You will begin receiving principal on your certificates if an Early Amortization Period that is not terminated has commenced. Full amortization of the Series 2000-C certificates by the November 2003 Distribution Date (the "Series 2000-C Expected Payment Date") depends on, among other things, repayment by dealers of the receivables and may not occur if dealer payments are insufficient. Because the receivables are paid upon retail sale of the underlying vehicle, the timing of the payments is uncertain. Also, there is no assurance that CFC will generate additional receivables under the Accounts or that any particular pattern of dealer payments will occur. Also, the shorter the Series 2000-C Accumulation Period Length the greater the likelihood that payment of the Series 2000-C certificates in full by the Series 2000-C Expected Payment Date will be dependent on the reallocation of principal collections which are initially allocated to other outstanding series. If one or more other series from which principal collections are expected to be available to be reallocated to the payment of the Series 2000-C certificates enters into an early amortization period or reinvestment period after the May 2003 Distribution Date, principal collections allocated to that series will not be available to be reallocated to make payments of principal of the Series 2000-C certificates and the final payment of principal of the Series 2000-C certificates may be later than the Series 2000-C Expected Payment Date.

     Because an Early Amortization Event with respect to the Series 2000-C certificates may occur and would initiate an Early Amortization Period, you may receive the final distribution of principal on your Series 2000-C certificates prior to the scheduled termination of the Series 2000-C Revolving Period or prior to the Series 2000-C Expected Payment Date.

     The amount of new receivables generated in any month and monthly payment rates on the receivables may vary because of seasonal variations in vehicle sales and inventory levels, retail incentive programs provided by vehicle manufacturers and various economic factors affecting vehicle sales generally. The following table sets forth the highest and lowest monthly payment rates for the U.S. Wholesale Portfolio during any month in the periods shown and the average of the monthly payment rates for all months during the periods shown. The monthly payment rate is the percentage equivalent of a fraction, the numerator of which is the aggregate of all collections of principal during the period and the denominator of which is the average aggregate principal balance for the period. Monthly payment rates reflected in the table include principal credit adjustments. We cannot assure you that the rate of principal collections will be similar to the historical experience set forth below. Because the Eligible Accounts will be only a portion of the entire U.S. Wholesale Portfolio, historical monthly payment rates with respect to the Eligible Accounts may be different than those shown below.



                            Monthly Payment Rates for the U.S. Wholesale Portfolio


                    Nine months
                      ended
                   September 30,                                       Year Ended December 31,

                  2000      1999         1999      1998      1997      1996     1995      1994      1993      1992      1991
Highest Month     52.8%     60.5%        60.5%     60.8%     57.7%     58.3%    59.1%     59.7%     54.7%     50.6%     49.0%
Lowest Month      39.0      45.4         44.7      42.5      41.1      43.2     36.5      34.2      35.9      34.4      30.2

Average of the
   Months
   in the
   Period         46.2      53.6         52.0      50.0      48.2      49.0     45.6      50.3      46.6      41.3      38.2
